As filed with the Securities and Exchange              Registration No. 333-
Commission on May 5, 2000

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         EON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                          ----------------------------

       Delaware                  eOn Communications Corporation                                62-1482176
(State of Incorporation)             4119 Willow Lake Blvd.                    (I.R.S. Employer Identification No.)
                                      Memphis, TN 38118
                              (Address of principal executive offices)

                         -----------------------------

              1997 Equity Incentive Plan of BCS Technologies, Inc.
                           1997 Equity Incentive Plan
                           1999 Equity Incentive Plan
                       1999 Employee Stock Purchase Plan
                           (Full title of the plans)

                               J. Michael O'Dell
                     President and Chief Executive Officer
                         eOn Communications Corporation
                             4119 Willow Lake Blvd.
                               Memphis, TN 38118
                                 (901) 365-7774
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                              James C. Kitch, Esq.
                               Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94032
                                 (650) 843-5000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            Proposed Maximum     Proposed Maximum
      Title of Securities                                       Offering            Aggregate          Amount of
        to be Registered        Amount to be Registered    Price per Share (1)  Offering Price (1)  Registration Fee
--------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock,         2,677,183            $1.13 - $10.11         $19,480,004          $5,143
 par value  $.001 per share
====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for options granted pursuant to the 1997 Equity Incentive Plan of BCS, 1997 Equity Incentive Plan and 1999 Equity Incentive Plan and
     (b) the average of the bid and asked prices on May 4, 2000 as reported on the Nasdaq National Market.

The chart below details the calculation of the registration fee:

                Title of Shares                      Number of Shares   Offering Price Per Share      Aggregate Offering Price
===============================================================================================================================
Common Stock issuable pursuant to outstanding
options under the 1997 Equity Incentive Plan
of BCS Technologies, Inc.                                 94,279             $1.131  1(a)                  $   106,630
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the 1997 Equity Incentive Plan             332,904             $3.774  1(a)                  $ 1,256,380
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the 1999 Equity Incentive Plan           1,078,544            $10.111  1(a)                  $10,905,159
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to the 1999 Equity
Incentive Plan                                           921,456            $6.1563  1(b)                  $ 5,672,760
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to the 1999 Employee
Stock Purchase Plan                                      250,000            $6.1563  1(b)                  $ 1,539,075
-------------------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                                  $19,480,004
-------------------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                           $     5,143
===============================================================================================================================

                                  PART II

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by eOn Communications Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) The Company's quarterly report on Form 10-Q for the quarter ended January 31, 2000.

     (c) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide that the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

     The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Company has been authorized by the Board to enter into agreements with its directors and officers that require the Company to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Company or any of its affiliated enterprises. Delaware law permits such indemnification provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

                                    EXHIBITS

Exhibit
Number
    4.1*    Amended and Restated Certificate of Incorporation

    4.2*    Amended and Restated Bylaws

    5.1     Opinion of Cooley Godward LLP

   23.1     Consent of Deloitte & Touche LLP

   23.2     Consent of Brock and Company, CPAs P.C.

   23.3     Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

   24.1     Power of Attorney is contained on the signature pages.

   99.1     1997 Equity Incentive Plan of BCS Technologies, Inc.

   99.2     1997 Equity Incentive Plan

   99.3*    1999 Equity Incentive Plan

   99.4*    1999 Employee Stock Purchase Plan

----------------------------
* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-77021), as amended through the date hereof and incorporated by reference herein.


                                  UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 5, 2000.

                                    eOn Communications Corporation

                                    By: /s/ J. Michael O'Dell
                                        ----------------------------------
                                        J. Michael O'Dell

                                    President and Chief Executive Officer


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael O'Dell and Stephen N. Samp, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                       Title                                  Date
             /s/ J. Michael O'Dell               President, Chief Executive Officer and            May 5, 2000
-----------------------------------------        Director (Principal Executive Officer)
               J. Michael O'Dell

             /s/ Stephen N. Samp                 Vice President of Finance and                     May 5, 2000
-----------------------------------------        Administration, Chief Financial Officer
               Stephen N. Samp                   and Secretary (Principal Financial and
                                                 Accounting Officer)

             /s/ David S. Lee                    Chairman of the Board                             May 5, 2000
-----------------------------------------
               David S. Lee

             /s/ Stephen R. Bowling              Director                                          May 5, 2000
-----------------------------------------
               Stephen R. Bowling



             /s/ Robert P. Dilworth              Director                                          May 5, 2000
-----------------------------------------
               Robert P. Dilworth

             /s/ W. Frank King                   Director                                          May 5, 2000
-----------------------------------------
               W. Frank King

             /s/ Jenny Hsui Theleen              Director                                          May 5, 2000
-----------------------------------------
               Jenny Hsui Theleen

                                 EXHIBIT INDEX

  Exhibit                                                                                        Sequential Page
   Number                                       Description                                          Numbers
    4.1*    Amended and Restated Certificate of Incorporation

    4.2*    Amended and Restated Bylaws

    5.1     Opinion of Cooley Godward LLP

   23.1     Consent of Deloitte & Touche LLP

   23.2     Consent of Brock and Company, CPAs P.C.

   23.3     Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

   24.1     Power of Attorney is contained on the signature pages.

   99.1     1997 Equity Incentive Plan of BCS Technologies, Inc.

   99.2     1997 Equity Incentive Plan

   99.3*    1999 Equity Incentive Plan

   99.4*    1999 Employee Stock Purchase Plan

----------------------------
* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-77021), as amended through the date hereof and incorporated by reference herein.